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                                                               Exhibit (a)(1)(L)

                         TENDER OFFER INSTRUCTION FORM
                         -----------------------------

          PARTICIPANTS OF THE UNIGRAPHICS SOLUTIONS INC. 401(k) PLAN

              BEFORE COMPLETING THIS FORM, PLEASE CAREFULLY READ
                         THE ACCOMPANYING INFORMATION

     In response to the offer by UGS Acquisition Corp. to purchase shares of UGS common stock for cash at a price of $32.50 per share, (subject to the terms and conditions of the enclosed "Offer to Purchase for Cash" dated August 21, 2001 (the "Offer")), I hereby instruct Vanguard Fiduciary Trust Company as to the UGS common stock allocated to my UGS 401(k) Plan account in response to the Offer as follows:

            (PLEASE CHECK ONE OPTION AND PROVIDE INFORMATION BELOW)


_____I DIRECT VANGUARD TO TENDER ALL OF THE SHARES CREDITED TO MY PLAN ACCOUNT IN RESPONSE TO THE OFFER.

_____I DIRECT VANGUARD NOT TO TENDER ANY OF THE SHARES CREDITED TO MY PLAN
                       ---
ACCOUNT IN RESPONSE TO THE OFFER.


  IMPORTANT: The terms of your Plan generally provide that if you do not respond, Vanguard will not tender your shares. Instruction cards signed and returned without a box checked will be incomplete and, therefore, will be treated as if no response was provided.


     All instructions received by Vanguard from individual participants will be held in confidence and will not be divulged to any person, including UGS Acquisition Corp., EDS or any of their respective directors, officers, employees or affiliates.

     If you have any questions about the procedures for responding to Vanguard, please contact a Vanguard Participant Services associate at (800) 523-1188.

THIS FORM SHOULD BE RECEIVED AT VANGUARD BY 12:00 NOON, THURSDAY, SEPTEMBER 13, 2001 (unless the Offer is extended).


                                               ______________________________
                                               Signature

                                               ______________________________
                                               Please Print Name

                                               ______________________________
                                               Social Security Number

                                               ______________________________
                                               Date

                                               ______________________________
                                               Daytime Phone Number